Exhibit 99.1

FOR IMMEDIATE RELEASE

March 12, 2013

Interline Brands Announces Fourth Quarter and Fiscal Year 2012 Sales and Earnings Results

Jacksonville, Fla. — March 12, 2013 - Interline Brands, Inc. (“Interline” or the “Company”), a leading distributor and direct marketer of broad-line maintenance, repair and operations (“MRO”) products to the facilities maintenance end-market, reported sales and earnings for the fiscal quarter and year ended December 28, 2012(1).

Fourth Quarter and Fiscal 2012 Highlights:

•                  Sales increased 6.8% to $323.7 million in the fourth quarter

•                  Completed the acquisition of JanPak, Inc., a leading institutional facilities maintenance business

•                  Sales increased 5.8% to $1,322.3 million in Fiscal 2012

•                  Adjusted EBITDA increased 3.7% to $121.5 million, or 9.2% of sales, in Fiscal 2012

•                  Net debt(2) as of year-end to Fiscal 2012 Further Adjusted EBITDA ratio of 5.8x

•                  Total liquidity as of year-end of $131.0 million

•                  Goldman Sachs Capital Partners and P2 Capital Partners completed the acquisition of Interline

Michael J. Grebe, Chairman and Chief Executive Officer commented, “In 2012 we committed to driving improved results from our strategic initiatives and capitalizing on the opportunities in our markets.   I am pleased to say that we delivered on both fronts. We also completed the acquisition of JanPak which extended our leadership as the largest national, broad-line JanSan platform in the United States, expanded our geographic footprint and product offering, and enhanced the depth and breadth of our customer base and team. Earlier in the year, we transitioned to a privately-held company with our partners at Goldman Sachs and P2 Capital. This transition has allowed us to focus on developing the business for long-term growth as we execute against our strategy of building a leading facilities

(1) To facilitate comparability with the prior year periods, the attached financial statements present combined Successor (September 8, 2012 to December 28, 2012) and Predecessor (December 31, 2011 to September 7, 2012) information for the fiscal year ended December 28, 2012. We present the combined information to assist readers in understanding and assessing the trends and significant changes in our results of operations on a comparable basis.  The combined presentation does not comply with accounting principles generally accepted in the United States of America, but we believe this combined presentation is appropriate because it provides a more meaningful comparison and more relevant analysis of our results of operations for the fiscal year ended December 28, 2012, compared to the fiscal year ended December 30, 2011, than a presentation of separate historical results for the Predecessor and Successor periods would provide.  See our Annual Report on Form 10-K for a presentation of Predecessor and Successor financial statements.

(2) Net debt of $775.7 million is comprised of long-term debt of $814.0 million plus $0.7 million of capital leases less cash and cash equivalents of $17.5 million and $21.5 million of unamortized fair value premium resulting from the acquisition of Interline.

maintenance business through robust and customer-centric procurement technology, global supply chain excellence, increased product breadth and a personalized sales experience.  We exit 2012 with a much stronger business than we started, and we look forward to continued success in 2013 and beyond.”

Fourth Quarter 2012 Results

Sales for the quarter ended December 28, 2012 were $323.7 million, a 6.8% increase compared to sales of $303.0 million for the quarter ended December 30, 2011.  On an organic daily basis, sales increased 4.6% for the quarter.  Sales to our institutional facilities customers, comprising 46% of sales, increased 13.4% for the quarter, and 6.0% on an organic daily basis.  Sales to our multi-family housing facilities customers, comprising 29% of sales, increased 5.2% for the quarter, and 6.9% on a daily basis. Sales to our residential facilities customers, comprising of 25% sales, decreased 1.2% for the quarter, and increased 0.5% on a daily basis.

Gross profit increased $4.9 million, or 4.3%, to $117.9 million for the fourth quarter of 2012, compared to $113.1 million for the fourth quarter of 2011.  As a percentage of sales, gross profit decreased 90 basis points to 36.4% compared to 37.3%.  On an organic basis, gross margin decreased 50 basis points to 36.8%.

Selling, general and administrative (“SG&A”) expenses for the fourth quarter of 2012 increased $7.1 million, or 8.1%, to $95.3 million from $88.2 million for the fourth quarter of 2011.  As a percentage of sales, SG&A expenses were 29.4% compared to 29.1%, an increase of 30 basis points.  On an organic basis and excluding distribution center consolidation and restructuring costs, acquisition costs and share-based compensation, SG&A as a percentage of sales was flat year-over-year.

Fourth quarter 2012 Adjusted EBITDA of $26.9 million, or 8.3% of sales, decreased 3.2% compared to $27.8 million, or 9.2% of sales, in the fourth quarter of 2011.

Kenneth D. Sweder, President and Chief Operating Officer commented, “While our financial performance was somewhat unfavorably impacted by Superstorm Sandy and its aftermath as well as one less selling day during the period, we are pleased with the quarter’s results.  More importantly, I am pleased with the continued execution of our growth initiatives in the fourth quarter and full year 2012, which have been focused on broadening our offering, optimizing our supply chain, executing strategic acquisitions and further developing our leading national accounts platform.  Our continued focus going forward is on delivering solutions to our customers that uniquely address the needs of the facilities they serve. This approach is reflected in our national platform with distinct end-market competencies.”

Including merger-related expenses of $1.9 million as well as increased interest expense and depreciation and amortization expense associated with the previously disclosed acquisition of Interline, net loss for the fourth quarter of 2012 was $3.7 million compared to net income of $8.6 million for the fourth quarter of 2011 period.

Operating Free Cash Flow and Leverage

Cash flow provided by operating activities for the fourth quarter of 2012 was $33.7 million compared to $29.8 million for the fourth quarter of 2011.   Fourth quarter 2012 Operating Free Cash Flow was $37.8 million.

“Excluding borrowings for the JanPak acquisition, our strong cash flows allowed us to repay $24 million in debt during the quarter. Additionally, our capital structure and liquidity position remain strong with cash and cash equivalents of $17.5 million and excess availability under the asset-based credit facility of $113.5 million. This provides us the flexibility to continue to invest in and grow our business,” said Mr. Grebe.

Fiscal 2012 Results

Sales for the fiscal year ended December 28, 2012 were $1,322.3 million, a 5.8% increase over sales of $1,249.5 million for the fiscal year ended December 30, 2011.  On an organic daily basis, sales increased 4.9% for the fiscal year ended December 28, 2012.  Sales to our institutional facilities customers, comprising 45% of sales, increased 8.5% for the year, and 5.9% on an organic daily basis.  Sales to our multi-family housing facilities customers, comprising 32% of sales, increased 7.9% for the year, and 8.3% on a daily basis. Sales to our residential facilities customers, comprising 23% of sales, decreased 1.2% for the year, and 0.8% on a daily basis.

Gross profit increased $19.5 million, or 4.2%, to $482.0 million for the fiscal year ended December 28, 2012, compared to $462.5 million for the fiscal year ended December 30, 2011.  As a percentage of sales, gross profit decreased to 36.4% compared to 37.0%.  On an organic basis, gross margin decreased 40 basis points to 36.6%.

SG&A expenses for the fiscal year ended December 28, 2012 were $370.9 million, or 28.1% of sales, compared to $354.8 million, or 28.4% of sales, for the fiscal year ended December 30, 2011.  On an organic basis and excluding distribution center consolidation and restructuring costs, acquisition costs and share-based compensation, SG&A as a percentage of sales improved 30 basis points compared to the prior year.

Adjusted EBITDA of $121.5 million, or 9.2% of sales, for the fiscal year ended December 28, 2012 increased 3.7% compared to $117.2 million, or 9.4% of sales, for the fiscal year ended December 30, 2011.

Including merger-related expenses of $58.7 million, a loss on extinguishment of debt of $2.2 million and increased interest expense and depreciation and amortization expense associated with the previously disclosed acquisition of Interline, net loss for the fiscal year ended December 28, 2012 was $15.6 million compared to net income of $37.7 million for the fiscal year ended December 30, 2011.

Cash flow provided by operating activities for the fiscal year ended December 28, 2012 was $29.3 million compared to $72.9 million for the fiscal year ended December 30, 2011.  Cash flow provided by operating activities was reduced by $38.8 million in cash expenses associated with the previously disclosed acquisition of Interline.  Operating Free Cash Flow in the fiscal year ended December 28, 2012 was $85.6 million compared to Operating Free Cash Flow of $89.6 million for the fiscal year ended December 30, 2011.

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides broad-line MRO products to a diversified facilities maintenance customer base of institutional, multi-family housing and residential customers located primarily throughout North America, Central America and the Caribbean.  For more information, visit the Company’s website at http://www.interlinebrands.com.

Recent releases and other news, reports and information about the Company can be found on the “Investor Relations” page of the Company’s website at http://ir.interlinebrands.com/.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Interline’s management uses non-US GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, natural or man-made disasters, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2012.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend to update the information provided today prior to its next earnings release.

CONTACT: Lev Cela

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 28, 2012 AND DECEMBER 30, 2011

(in thousands, except share and per share data)

	December 28,	December 30,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$17,505	$97,099
Accounts receivable - trade (net of allowance for doubtful accounts of $528 and $6,457)	157,537	128,383
Inventories	251,124	221,225
Prepaid expenses and other current assets	33,463	26,285
Income taxes receivable	16,174	1,123
Deferred income taxes	17,222	16,738
Total current assets	493,025	490,853

Property and equipment, net	61,769	57,728
Goodwill	508,088	344,478
Other intangible assets, net	476,888	134,377
Other assets	9,586	9,022
Total assets	$1,549,356	$1,036,458

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$113,603	$109,438
Accrued expenses and other current liabilities	49,378	51,864
Accrued interest	18,230	2,933
Current portion of capital leases	521	669
Total current liabilities	181,732	164,904

Long-Term Liabilities:
Deferred income taxes	190,487	51,776
Long-term debt, net of current portion	813,994	300,000
Capital leases, net of current portion	226	726
Other liabilities	5,447	4,607
Total liabilities	1,191,886	522,013
Commitments and contingencies
Senior preferred stock; $0.01 par value, 20,000,000 authorized; none outstanding as of December 30, 2011 (Predecessor)	—	—

Stockholders’ Equity:
Common stock; $0.01 par value, 2,500,000 authorized; 1,474,464 issued and outstanding as of December 28, 2012 (Successor)	15	—
Common stock; $0.01 par value, 100,000,000 authorized; 33,558,842 issued and 31,596,615 outstanding as of December 30, 2011 (Predecessor)	—	335
Additional paid-in capital	385,932	599,923
Accumulated deficit	(28,444)	(59,150)
Accumulated other comprehensive (loss) income	(33)	1,688
Treasury stock, at cost, 1,962,227 as of December 30, 2011 (Predecessor)	—	(28,351)
Total stockholders’ equity	357,470	514,445
Total liabilities and stockholders’ equity	$1,549,356	$1,036,458

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS AND YEARS ENDED DECEMBER 28, 2012 AND DECEMBER 30, 2011

(in thousands)

	Three Months Ended		Years Ended
	December 28,	December 30,	December 28,	December 30,
	2012	2011	2012	2011

Net sales	$323,692	$303,039	$1,322,345	$1,249,484
Cost of sales	205,748	189,988	840,382	787,017
Gross profit	117,944	113,051	481,963	462,467

Operating Expenses:
Selling, general and administrative expenses	95,262	88,162	370,942	354,754
Depreciation and amortization	10,470	6,208	30,544	23,739
Merger related expenses	1,946	—	58,690	—
Total operating expenses	107,678	94,370	460,176	378,493
Operating income	10,266	18,681	21,787	83,974

Loss on extinguishment of debt	—	—	(2,214)	—
Interest expense	(15,714)	(6,028)	(36,404)	(24,355)
Interest and other income	441	704	2,092	1,892
(Loss) income before income taxes	(5,007)	13,357	(14,739)	61,511
Income tax (benefit) provision	(1,277)	4,804	881	23,837
Net (loss) income	$(3,730)	$8,553	$(15,620)	$37,674

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 28, 2012 AND DECEMBER 30, 2011

(in thousands)

	December 28,	December 30,
	2012	2011
Cash Flows from Operating Activities:
Net (loss) income	$(15,620)	$37,674
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	30,544	23,739
Amortization of deferred lease incentive obligation	(817)	(796)
Amortization of debt issuance costs	2,150	1,365
Amortization of OpCo Notes fair value adjustment	(1,006)	—
Loss on extinguishment of debt, net	2,214	—
Share-based compensation	25,127	5,935
Excess tax benefits from share-based compensation	(4,573)	(303)
Deferred income taxes	9,670	7,717
Provision for doubtful accounts	1,815	2,455
(Gain) loss on disposal of property and equipment	(208)	97
Other	(632)	(547)

Changes in assets and liabilities which provided (used) cash, net of businesses acquired:
Accounts receivable - trade	(5,575)	(4,299)
Inventories	(10,806)	(13,368)
Prepaid expenses and other current assets	(2,162)	2,529
Other assets	82	245
Accounts payable	(1,746)	9,480
Accrued expenses and other current liabilities	(846)	382
Accrued interest	12,159	76
Income taxes	(10,420)	591
Other liabilities	(46)	(104)
Net cash provided by operating activities	29,304	72,868
Cash Flows from Investing Activities:
Acquisition of Interline Brands, Inc.	(825,717)	—
Purchases of property and equipment, net	(17,714)	(19,371)
Proceeds from sales and maturities of short-term investments	—	100
Purchase of businesses, net of cash acquired	(85,778)	(9,695)
Net cash used in investing activities	(929,209)	(28,966)
Cash Flows from Financing Activities:
Proceeds from equity contributions, net	350,886	—
(Decrease) increase in purchase card payable, net	(2,551)	5,536
Proceeds from issuance of senior notes	365,000	—
Repayment of 8 1/8% senior subordinated notes	—	(13,358)
Proceeds from ABL Facility	217,500	—
Payments on ABL Facility	(90,000)	—
Payment of debt issuance costs	(26,708)	(29)
Payments on capital lease obligations	(649)	(645)
Proceeds from issuance of common stock	1,454	—
Proceeds from stock options exercised	2,188	656
Excess tax benefits from share-based compensation	4,573	303
Purchases of treasury stock	(1,450)	(26,178)
Net cash provided by (used in) financing activities	820,243	(33,715)
Effect of exchange rate changes on cash and cash equivalents	68	(69)
Net decrease in cash and cash equivalents	(79,594)	10,118
Cash and cash equivalents at beginning of period	97,099	86,981
Cash and cash equivalents at end of period	$17,505	$97,099

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$22,446	$22,458
Income taxes, net of refunds	$1,861	$15,641

Schedule of Non-Cash Investing and Financing Activities:
Non-cash equity contribution from shareholders	$23,648	$—
Property acquired through lease incentives	$93	$475
Property acquired through capital leases	$—	$527
Adjustments to liabilities assumed and goodwill on business acquired	$—	$422
Contingent consideration associated with purchase of businesses	$300	$125

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP INFORMATION

THREE MONTHS AND YEARS ENDED DECEMBER 28, 2012 AND DECEMBER 30, 2011

(in thousands, except per share data)

Daily Sales Calculations

	Three Months Ended			Years Ended
	December 28,	December 30,		December 28,	December 30,
	2012	2011	% Variance	2012	2011	% Variance

Net sales	$323,692	$303,039	6.8%	$1,322,345	$1,249,484	5.8%
Less acquisitions:	(11,955)	—		(16,942)	—
Organic sales	$311,737	$303,039	2.9%	$1,305,403	$1,249,484	4.5%

Daily sales:
Shipping days	61	62		253	254
Average daily sales (1)	$5,306	$4,888	8.6%	$5,227	$4,919	6.2%
Average organic daily sales (2)	$5,110	$4,888	4.6%	$5,160	$4,919	4.9%

(1)         Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

(2)         Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

Average organic daily sales is presented herein because we believe it to be relevant and useful information to our investors since it is used by management to evaluate the operating performance of our business, as adjusted to exclude the impact of acquisitions, and compare our organic operating performance with that of our competitors. However, average organic daily sales is not a measure of financial performance under US GAAP and it should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with US GAAP, such as net sales. Management utilizes average organic daily sales as an operating performance measure in conjunction with US GAAP measures such as net sales.

Adjusted Operating Income

	Three Months Ended		Years Ended
	December 28,	December 30,	December 28,	December 30,
	2012	2011	2012	2011

Operating income (GAAP)	$10,266	$18,681	$21,787	$83,974
Merger-related expenses:
Fees and expenses	1,946	—	40,430	—
Share-based compensation	—	—	18,260	—
Merger-related expenses	1,946	—	58,690	—
Adjusted Operating Income	$12,212	$18,681	$80,477	$83,974

Adjusted Operating Income differs from US GAAP operating income. We define Adjusted Operating Income as operarting income plus the fees and expenses related to the merger and the accelerated share-based compensation resulting from the Merger. Adjusted Operating Income is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the overall operating performance of our business and to compare our operating performance with prior periods. Adjusted Operating Income excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted Operating Income as a useful alternative to net income as indicators of our operating performance compared to the Company’s plan. However, Adjusted Operating Income is not a measure of financial performance under US GAAP. Accordingly, Adjusted Operating Income should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with US GAAP, such as gross margin, operating (loss) income, net (loss) income, cash flows (used in) provided by operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. While we believe that some of the items excluded from Adjusted Operating Income are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted Operating Income as an operating performance measure in conjunction with US GAAP measures, such as gross margin, operating (loss) income, net (loss) income, cash flows (used in) provided by operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP.

EBITDA, Adjusted EBITDA, and Further Adjusted EBITDA

	Three Months Ended		Years Ended
	December 28,	December 30,	December 28,	December 30,
	2012	2011	2012	2011

EBITDA
Net (loss) income (GAAP)	$(3,730)	$8,553	$(15,620)	$37,674
Interest expense, net	15,703	6,020	36,371	24,327
Income tax (benefit) provision	(1,277)	4,804	881	23,837
Depreciation and amortization	10,470	6,208	30,544	23,739
EBITDA	21,166	25,585	$52,176	109,577

EBITDA Adjustments
Merger related expenses	$1,946	$—	$58,690	$—
Share-based compensation	2,945	1,510	6,867	5,935
Loss on extinguishment of debt	—	—	2,214	—
Distribution center consolidations and restructuring costs	411	585	807	1,354
Acquisition-related costs, net	443	112	706	292
Adjusted EBITDA	$26,911	$27,792	$121,460	$117,158
Adjusted EBITDA margin	8.3%	9.2%	9.2%	9.4%

Adjusted EBITDA Adjustments
Public company costs			719
Full-year impact of acquisitions			11,823
Further Adjusted EBITDA			$134,002

We define EBITDA as net income (loss) adjusted to exclude interest expense, net of interest income;  provision (benefit) for income taxes; and depreciation and amortization.

We define Adjusted EBITDA as EBITDA adjusted to exclude merger-related expenses associated with the acquisition of the Company by affiliates of GS Capital Partners and P2 Capital Partners; share-based compensation, which is comprised of non-cash compensation arising from the grant of equity incentive awards; loss on extinguishment of debt, which is comprised of gains and losses associated with specific significant financing transactions such as writing off the deferred financing costs associated with our previous asset-based credit facility; distribution center consolidations and restructuring costs, which are comprised of facility closing costs, such as lease termination charges, property and equipment write-offs and headcount reductions, incurred as part of the rationalization of our distribution network, as well as employee separation costs, such as severance charges, incurred as part of a restructuring; and acquisition-related costs, which includes our direct acquisition-related expenses, including legal, accounting and other professional fees and expenses arising from acquisitions, as well as severance charges, stay bonuses, and fair market value adjustments to earn-outs.

Further Adjusted EBITDA is defined as Adjusted EBITDA further adjusted to exclude equity-related public company costs, which are comprised of certain board of director fees and travel expenses, filing, listing, transfer agent, equity administration, proxy services and annual meeting of stockholder fees and estimated expenses associated with investor relations such as consultants and travel that we believe we will not need to incur after the Merger; and include the sum of (i) the estimated Adjusted EBITDA impact of the acquisition of Pyramid II Janitorial Supplies and Equipment, Inc. as if we had acquired it on January 1, 2012, which is comprised of its estimated EBITDA for the six-month period ended June 30, 2012 and the actual EBITDA for the six-months ended December 28, 2012 plus first year synergies expected to be attained, and (ii) the estimated Adjusted EBITDA impact of the acquisition of JanPak, Inc. as if we had acquired it on January 1, 2012, which is comprised of its estimated EBITDA for the period from January 1, 2012 to December 11, 2012 and the actual EBITDA for the period from December 12, 2012 to December 28, 2012 plus first year synergies expected to be attained.

EBITDA, Adjusted EBITDA and Further Adjusted EBITDA differ from Consolidated EBITDA per our asset-based credit facility agreement for purposes of determining our net leverage ratio and EBITDA as defined in our indentures. We believe EBITDA, Adjusted EBITDA and Further Adjusted EBITDA allow management and investors to evaluate our operating performance without regard to the adjustments described above which can vary from company to company depending upon the acquisition history, capital intensity, financing options and the method by which its assets were acquired. While adjusting for these items limits the usefulness of these non-US GAAP measures as performance measures because they do not reflect all the related expenses we incurred, we believe adjusting for these items and monitoring our performance with and without them helps management and investors more meaningfully evaluate and compare the results of our operations from period to period and to those of other companies. Actual results could differ materially from those presented. We believe these items for which we are adjusting are not indicative of our core operating results. These items impacted net income over the periods presented, which makes direct comparisons between years less meaningful and more difficult without adjusting for them. While we believe that some of the items excluded in the calculation of EBITDA, Adjusted EBITDA and Further Adjusted EBITDA are not indicative of our core operating results, these items did impact our income statement during the relevant periods, and management therefore utilizes EBITDA, Adjusted EBITDA and Further Adjusted EBITDA as operating performance measures in conjunction with other measures of financial performance under US GAAP such as net income.

Operating Free Cash Flow

	Three Months Ended		Years Ended
	December 28,	December 30,	December 28,	December 30,
	2012	2011	2012	2011

Adjusted EBITDA	$26,911	$27,792	$121,460	$117,158

Change in net working capital items:
Accounts receivable	22,283	21,391	(5,575)	(4,299)
Inventories	(10,229)	(10,617)	(10,806)	(13,368)
Accounts payable	3,322	8,866	(1,746)	9,480
(Increase) Decrease in net working capital	15,376	19,640	(18,127)	(8,187)

Less capital expenditures	(4,454)	(4,335)	(17,714)	(19,371)
Operating free cash flow	$37,833	$43,097	$85,619	$89,600

We define Operating Free Cash Flow as Adjusted EBITDA adjusted to include the cash provided by (used for) our core working capital accounts, which are comprised of accounts receivable, inventory and accounts payable, less capital expenditures. We believe Operating Free Cash Flow is an important measure of our liquidity as well as our ability to meet our financial commitments. We use operating free cash flow in the evaluation of our business performance. A limitation of this measure, however, is that it does not reflect payments made in connection with investments and acquisitions. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.